Exhibit 99.15

Ex. F - Amended & Restated MPA-CP

AMENDED AND RESTATED MONETIZATION PROCEEDS AGREEMENT

This Amended and Restated Monetization Proceeds Agreement, dated as of February 19, 2021, is entered into by and between Intelligent Partners, LLC (as transferee of United Wireless Holdings, Inc. ) (“IPLLC”), a Delaware limited liability corporation, on the one hand, and Quest Patent Research Corporation (“QPRC”), a Delaware corporation, and its subsidiaries, Quest Licensing Corporation, a Delaware corporation, Quest NetTech Corporation, a Texas corporation, as successor to Wynn Technologies Inc., Mariner IC Inc., a Texas corporation, Semcon IP Inc., a Texas corporation, and IC Kinetics Inc., a Texas corporation, each such subsidiary a “Patent Owner” and collectively “Patent Owners”) and is effective as of the Restructure Date (as defined below). (IPLLC, QPRC and the Patent Owners are collectively referred to herein as the “Parties” and each individually as a “Party.”)

RECITALS

WHEREAS, Patent Owners, are the owner of all right, title and interest to the United States patents and patent applications identified on Schedule A-1 and A-2 attached hereto and possesses or may possess certain Claims for which it intends to seek redress; and

WHEREAS, QPRC, the Patent Owners and IPLLC are parties to that certain Restructure Agreement dated as of the Restructure Date as defined therein (the “Restructure Agreement”); and

WHEREAS, it is a condition precedent to IPLLC’s entering into the Restructure Agreement that QPRC and the Patent Owners execute and deliver to IPLLC an agreement in substantially the form hereof;

NOW, THEREFORE, in consideration for the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. CONSTRUCTION

1.1. For purposes of this Agreement, defined terms shall have the meanings set forth in Section 2 below. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Restructure Agreement.

1.2. Headings are for information only and do not form part of the operative provisions of this Agreement.

1.3. References to this Agreement include references to the Recitals.

1.4. In this Agreement, unless a clear contrary intention appears: (a) words denoting the singular include the plural and vice versa; (b) words denoting any gender include all genders; (c) all references to”$” or dollars shall mean U.S. Dollars; (d) the word “or” shall include both the adjunctive and the disjunctive meaning thereof; and (e) the words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.”

1.5. The terms of this Agreement have been negotiated between the Parties in an arm’s length transaction, and shall not be construed for or against either Party by reason of the drafting or preparation hereof.

2. DEFINITIONS The following terms shall have the meanings given below:

2.1 “Adverse Claim” means any claim, cause of action, suit, or demand, including any counterclaim or third-party claim that is adverse to QPRC, Patent Owner, Patent Owner’s Affiliates, Patent Owner’s Attorneys, IPLLC, any IPLLC Affiliate or IPLLC’ s interests pursuant to this Agreement; provided that “Adverse Claim” shall not include any non-monetary counterclaim relating directly to the Claims brought by a Defendant, including allegations regarding the invalidity, non-infringement, or unenforceability of any of the Patents, except to the extent that any such non-monetary counterclaim is in connection with, arises out of, or is otherwise related to any breach (or is based on or relates to facts or circumstances the existence of which would constitute a breach) of any representations or warranties or covenants made by Patent Owner in this Agreement or any other Restructure Document.

2.2 “Agreement” means, collectively, this Agreement, together with all exhibits, schedules and amendments hereto, including all documents expressly incorporated herein by reference.

2.3 “Affiliate” means as to any Person (i) any other Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person or its respective successors or (ii) if such Person is an individual, a spouse, parent, sibling, or descendant of such Person, or a trust over which such Person has sole investment and dispositive power for the benefit of such Person, spouse, parent, sibling, or descendant. The term “control” including the terms “controlling,” “controlled by,” and “under common control with” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise. Affiliates includes such entities whether now existing or later established by investment, merger, or otherwise, including the successors and assigns of such Person. In the case of the United States Government, Affiliates also includes departments or agencies of the United States Government.

2.4 “Attorneys’ Fees” means the fees, hourly, contingent or otherwise, charged by Patent Owner’s Attorneys to maintain and prosecute the Patents and prosecute the Claims to completion, including pre-trial, trial, and collections of any settlements, judgments, and awards, and to defend any non-monetary counterclaims brought against the Patent Owner by any of the Defendants relating directly to the Claims, including allegations regarding invalidity, non-infringement, or unenforceability of the Patents.

2.5 “Claims” means all threatened or actual legal claims, actions, suits, arbitrations, causes of action, or proceedings before any supranational, national, state, municipal, or local entity or governmental authority, whether located within or without the United States, including any U.S. District Court, and demands asserted by Patent Owner or its Affiliates against one or more of the Defendants or against any other parties threatened with or added to a claim, action, suit, arbitration, cause of action, or proceeding brought against any of the Defendants relating to claims of patent infringement of any of the Patents that are or may be included by or on behalf of Patent Owner against the accused parties or included in any settlement or resolution of that Claim.

2.6 “Confidential Information” means all documents and information (whether written or oral), including all communications, contracts, and agreements, exchanged by the Parties related to the Parties’ relationship, or the Claims. The term Confidential Information does not include information that: (i) becomes generally available to the public other than as a result of a breach by a Party of this Agreement, (ii) is already in the receiving Party’s possession, provided that such information is not known by the receiving Party to be subject to a contractual or legal obligation of confidentiality to the disclosing Party, or (iii) becomes available to the receiving Party on a non-confidential basis from a source other than the disclosing Party, provided that such source is not known by the receiving Party to be bound by a contractual or legal obligation of confidentiality to the disclosing Party.

2.7 “Defendants” means any Persons against which Claims are threatened, alleged, or asserted by any Patent Owner under this Agreement.

2.8 “Disputes” has the meaning set forth in Section 6.3.

2.9 “Escrow Agent” means Fabricant LLP, as escrow agent under the Escrow Agreement.

2.10 “Escrow Agreement” means the Escrow Agreement executed contemporaneously with this Agreement between each Patent Owner, IPLLC and the Escrow Agent.

2.11 “Gross Monetization Proceeds” means any and all gross, pre-Tax monetary recovery (but excluding the amount of any unavoidable foreign taxes for which the Patent Owner is legally liable, provided that the Patent Owner uses commercially reasonable efforts to minimize any such taxes) or the value of any other non-cash consideration received, or to be received, directly or indirectly, by QPRC or any other Patent Owner, its Affiliates, related Persons, or any of their permitted assigns as a direct or indirect result of, part of, in connection with, relating to, or arising from the Patents, including any sale, licensing, exchange or other realization of value from any Patent, any Royalties (including the Value of Royalties), monies, lump-sum payments, up-front payments, settlement amounts, distribution of property, securities, judgments, settlements, injunctions, contracts and contract rights, licenses or other cash and non-cash amounts paid, received, or to be received by (which shall include amounts being set off against or otherwise reducing any obligation of QPRC or any other Patent Owner or any of their Affiliates), transferred to, owed by, or inuring, directly or indirectly, to QPRC or any other Patent Owner or any of their Affiliates or related Persons, including, without limitation, any of the foregoing as a direct or indirect result of, as part of, arising from, in connection with, or relating to, (x) awards or payments of attorneys’ fees, costs and expenses, settlement (reached before and after the initiation of litigation, arbitration, mediation, or a complaint, but after the execution of this Agreement), voluntary dismissals, and awards of sanctions (as permitted by applicable law), license, judgment, order, voluntary dismissals, including any award of sanctions, as permitted by applicable law, or any resolution of the Claims (or any part of the Claims); or (y) contracts, licensing agreements, or royalty agreements from Defendants or from any other parties added to the same action against Defendants, and (z) interest received in connection therewith agreed in a settlement or awarded in a judgment. For the avoidance of doubt, Gross Monetization Proceeds shall be determined prior to deducting (and shall be gross of) any portion thereof that may be payable by QPRC or Patent Owner to any other party for any reason.

2.12 “Inter Partes Review Expenses” means attorneys’ fees and out-of-pocket expenses actually incurred by Patent Owner or Patent Owner’s Attorneys in connection with the defense of an inter partes review, covered business method patent review, post grant review or ex-parte reexamination of the Patents.

2.13 “Litigation Funder” means any Person providing Litigation Financing to QPRC or another Patent Owner.

2.14 “Litigation Financing” means capital provided to QPRC or another Patent Owner by a Litigation Funder for the sole purpose of funding the prosecution of one or more Claims.

2.15 “Monetization” means to sell, license, enforce or otherwise monetize the Patents.

2.16 “Monetization Expenses” means reasonable out-of-pocket expenses actually incurred by Patent Owner or Patent Owner’s Attorneys in connection with realization of Gross Monetization Proceeds, including the prosecution of Claims and defending any nonmonetary counterclaims brought against the Patent Owner by any of the Defendants relating directly to the Claims, including allegations regarding invalidity, non-infringement, or unenforceability of the Patents. The reasonableness of expenses incurred by Patent Owner’s Attorneys will be determined in accordance with the commercially reasonable costs typically charged for such expenses. Monetization Expenses include reasonable and documented expert and consulting fees; local counsel fees; e-discovery vendors; litigation support services for audio and visual presentations; jury consultants; focus groups; photocopying; postage and delivery; computer-assisted research; filing fees; court reporters and other transcription services; and reasonable travel expenses. Monetization Expenses do not include Attorneys’ Fees, Inter Partes Review Expenses, or any fees or expenses relating to costs or damages awards against Patent Owner resulting from any Adverse Claim.

2.17 “Net Proceeds” means Gross Monetization Proceeds minus the sum of Monetization Expenses and Other Expenses.

2.18 “Net Proceeds Percentage” means sixty percent (60%); provided, however, that in the event any single transaction yields in excess of $3,000,000 in Net Proceeds due to the Patent Owner, the Net Proceeds Percentage shall increase to eighty percent (80%) on the portion of such single transaction’s Net Proceeds in excess of $3,000,000.

2.19 “Other Expenses” means (a) attorneys’ fees and out-of-pocket expenses such as patent maintenance fees actually and reasonably incurred by QPRC or a Patent Owner in respect of the maintenance of the Patent(s) or related to the realization of Gross Monetization Proceeds, including Inter Partes Review Expenses, Attorney Fees and any payments to a Litigation Funder in connection with a Litigation Financing, in each case to the extent not included in Monetization Expenses (and for the avoidance of doubt, not including (without limitation) any salaries, bonuses, employee benefits, consultant fees, accountant fees, general corporate expenses, regulatory fees or filing costs, or other overhead, or any acquisition costs, or any other debt service).

2.20 “Patent Owner’s Attorneys” means any legal counsel engaged to represent any Patent Owner in connection with any Claim.

2.21 “Patents” means the United States patents and patent applications identified on Schedule A-1 and A-2 attached hereto and all patents and patent applications related thereto, and all patents and patent applications claiming benefit, in whole or in part, of any of their filing dates including, but not limited to, extensions, divisionals, continuations, continuations-in-part, reissues, reexaminations, substitutions and foreign counterparts of any of the foregoing, the inventions disclosed or claimed therein, including the right to make, use, practice and/or sell (or license or otherwise transfer or dispose of) the inventions disclosed or claimed therein, and the right (but not the obligation) to make and prosecute applications for such patents.

2.22 “Person” means any individual, firm, company, corporation, partnership, limited liability company, government, state, or agency, or subdivision of a state (or governmental entity), or any association, trust, joint venture, or consortium (whether or not having separate legal personality).

2.23 “Representative” means the employees, officers, directors, partners, members, shareholders (other than shareholders of QPRC solely in their capacity as such), co-investors, potential co-investors, agents, advisors, consultants, accountants, attorneys, trustees, or authorized representatives of a Party.

2.24 “Restructure Date” shall have the meaning ascribed thereto in the Restructure Agreement.

2.25 “Restructure Document” has the meaning given to that term in the Restructure Agreement.

2.26 “Rights” means all rights, titles, claims, options, powers, privileges, and interests.

2.27 “Royalties” means any monies or cash payable, owed to, or inuring to Patent Owner, its Affiliates, or related Persons, or any of their permissible assigns, as a result of a settlement, license, royalties, or other resolution of the Claims, whether voluntary or ordered or adjudicated by the court or a jury, where such monies or cash are payable over a period greater than one year.

2.28 “Security” means a mortgage, charge, pledge, lien, or other security interest securing any obligation of any Person or any other agreement or arrangement having a similar effect.

2.29 “Patent Proceeds Security Agreement” has the meaning given to that term in the Restructure Agreement.

2.30 “Senior Liens” means (a) any Security in the Collateral, as defined in the Patent Proceeds Security Agreement, granted to QLF pursuant to the Purchase Agreement and Investment Documents, and; (b) any Security in the Collateral that Patent Owner may in the future grant to a Litigation Funder or Patent Owner’s Attorney in conjunction with funding or representation relating to Monetization efforts, limited to the amount of the Patent Owner’s obligations under the related litigation financing or retainer agreements.

2.31 “Taxes” means any non-U.S., U.S. federal, state, local, municipal, or other governmental taxes, duties, levies, fees, excises, or tariffs, arising as a result of or in connection with any amounts of property received or paid under this Agreement, including: (i) any state or local sales or use taxes; (ii) any import, value-added, consumption, or similar tax; (iii) any business transfer tax; (iv) any taxes imposed or based on or with respect to or measured by any net or gross income or receipts of any of the Parties; (v) any withholding or franchise taxes, taxes on doing business, gross receipts taxes or capital stock or property taxes; or (vi) any other tax now or hereafter imposed by any governmental or taxing authority on any aspect of this Agreement, the Gross Monetization Proceeds or the Net Proceeds Percentage, and “pre-Tax” shall mean before deduction of any of the foregoing except for unavoidable foreign taxes for which a Patent Owner is legally liable, provided that the Patent Owner uses commercially reasonable efforts to minimize any such taxes.

2.32 “Total Monetization Proceeds Obligation” has the meaning ascribed thereto in the Restructure Agreement.

2.33 “Value of Royalties” shall mean the following: (a) The total cash value of the sum of all monies or cash payable to QPRC or Patent Owner, its Affiliates or related Persons or their assigns during the entire term of any settlement agreement or license agreement, to the extent IPLLC determines that it can reasonably calculate the cash value with certainty as of the effective date of such settlement agreement or license agreement; or (b) to the extent IPLLC determines that it cannot reasonably calculate such cash value with certainty as of the date of such settlement agreement or license agreement, the total cash value shall be calculated as the greater of five percent (5%) and the royalty rate specified in the settlement agreement, license agreement or as adjudicated by the court or jury (or if multiple royalty rates apply, the blended rate as determined by IPLLC); multiplied by the average of total net sales of the products, services or methods covered by the settlement agreement or the license agreement (the “Licensed Products”) for the three-year period preceding the effective date of such settlement agreement and/or license agreement; multiplied by the term of the settlement agreement or license agreement, expressed in years or fractional years; multiplied by a projected growth rate determined by IPLLC and based on sales of the Licensed Products over that three year period. If less than three years of data is available, IPLLC may calculate the average sales and the projected growth rate based on the available data. To the extent the settlement agreement or license agreement grants a term license with a right of renewal entitling Patent Owner, its Affiliates or related Persons or their assigns to additional Royalties, any subsequent renewals, including license re-negotiations if any, shall be subject to this Section for determining the Value of Royalties and Gross Monetization Proceeds owed to IPLLC under this Agreement.

3. PROCEEDS.

3.1 Assignment of an Interest in the Net Proceeds. QPRC and each Patent Owner hereby irrevocably assigns to IPLLC the Net Proceeds Percentage of the Net Proceeds in perpetuity.

3.2 Payment of Net Proceeds Percentage; Reduction of Total Monetization Proceeds Obligation. IPLLC shall be entitled to receive an amount equal to the Net Proceeds Percentage of all Net Proceeds, payable out of all Gross Monetization Proceeds received or entitled to be received by or transferred, paid or inuring to QPRC and any Patent Owner (or for their benefit), from whatever source (“Received Proceeds”), with the amount of any payment to IPLLC of the Net Proceeds Percentage of Net Proceeds made pursuant to this Agreement being applied against and reducing on a dollar for dollar basis the then outstanding Total Monetization Proceeds Obligation, as defined in the Restructure Agreement, if any, as of the date of any such payment to IPLLC of the Net Proceeds Percentage of Net Proceeds.

3.3 Disbursement of Net Proceeds. (a) QPRC (i) shall cause its and any Patent Owner’s Attorneys, escrow agent, financing party or other Person holding any and all cash Received Proceeds payable or inuring to QPRC or any other Patent Owner to deliver such amounts directly to the Escrow Agent at the time otherwise required to be delivered to QPRC or any other Patent Owner, and (ii) shall deliver or cause any other Patent Owner or their Affiliates or Representatives to deliver all cash Received Proceeds received by any of them notwithstanding the preceding clause (i), immediately upon receipt, to the Escrow Agent, in each case pursuant to the Escrow Agreement, and such Received Proceeds shall be held and distributed in accordance with the Escrow Agreement.

(b) QPRC shall  provide  written  notice  to  IPLLC (the  “Received Proceeds Disbursement Notice") within five (5) Business Days of receipt of any Received Proceeds by the Escrow Agent, QPRC, any other Patent Owner or Affiliates or Representatives, which Received Proceeds Disbursement Notice will include the following:

(i) The amount of the Received Proceeds;

(ii) The sum of all Monetization Expenses and Other Expenses related to the Patent or Patents underlying the Received Proceeds;

(iii) The amounts required to be paid to all Persons from Gross Monetization Proceeds from which the received Proceeds are derived, including Litigation Funders, Patent Owner’s Attorneys and any other party or payee;

(iv) The then outstanding Total Monetization Proceeds Obligation as of the date the Received Proceeds were received,

(v) The Net Proceeds Percentage of Net Proceeds to be paid to IPLLC under this Agreement.

(c) IPLLC shall have five (5) Business Days from receipt of a Received Proceeds Disbursement Notice to review and approve the calculations and proposed disbursements set forth therein.

(i) If IPLLC approves the proposed disbursements set forth in a Received Proceeds Disbursement Notice, IPLLC and QPRC shall jointly instruct the Escrow Agent in writing, in accordance with the terms of the Escrow Agreement, to disburse the Received Proceeds in accordance with the proposed disbursements set forth in the Received Proceeds Disbursement Notice.

(ii) If IPLLC objects to any calculation or proposed disbursement set forth in a Received Proceeds Disbursement Notice, IPLLC shall notify QPRC, in writing (an “Objection Notice”), within five (5) Business Days from receipt of the Received Proceeds Disbursement Notice, specifying in detail its objections to the calculations. The parties shall work together in good faith to resolve any objections set forth in the Objection Notice, and if the parties are able to agree on a resolution of any such objections within ten (10) Business Days from the delivery of the Objection Notice, they shall jointly instruct the Escrow Agent in writing, in accordance with the terms of the Escrow Agreement, to disburse the Received Proceeds (or any portion thereof) as so agreed; if they are not able to so agree (or with respect to any portion of Received Proceeds not so agreed), the parties shall submit the dispute to arbitration in accordance with Sections 6.3 and 6.4 hereof.

3.4 Non-Cash Net Proceeds. (a) Any Received Proceeds that do not consist of cash shall be received by QPRC, any other Patent Owner and their Affiliates and Representatives and held by them in trust for the benefit of IPLLC until disbursed or distributed upon written notice from IPLLC to liquidate, disburse or distribute the non-cash Received Proceeds. For purposes of calculating Net Proceeds: any Received Proceeds consisting of securities listed on an exchange or traded in an over-the-counter market shall be valued at last sale price or closing bid price, respectively, for such security on the principal exchange or market on which the security is listed or traded on the date of any written notice from IPLLC to liquidate, disburse or distribute the non-cash Received Proceeds, or, if no last sale price or closing bid price, respectively, is reported for such security, the average of the ask prices, or the bid prices, respectively, of any market makers for such security on such day; any Received Proceeds consisting of other assets with a readily determinable market value shall be valued at such market value as of the date of any written notice from IPLLC to liquidate, disburse or distribute the non-cash Received Proceeds; any other Received Proceeds that do not consist of cash shall be valued at the fair market value as mutually determined by IPLLC and QPRC; if IPLLC and QPRC are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Sections 6.3 and 6.4 hereof.

(b) Promptly after the determination as provided above of the value of any Received Proceeds that do not consist of cash, QPRC shall deliver or cause any other Patent Owner or their Affiliates or Representatives in possession thereof to deliver to IPLLC the portion of such assets representing the Net Proceeds Percentage of the Net Proceeds.

3.5 Access. Each Patent Owner shall maintain true and complete books and records pertaining to Monetization of the Patents in sufficient detail to enable the amounts payable to IPLLC to be accurately determined. In addition, without limiting any access or audit rights of IPLLC provided for in the Restructure Agreement, no more than once each year and upon at least five (5) business days prior written notice to Patent Owner, Patent Owner shall make such books and records related to this Agreement available at reasonable times during regular business hours for inspection and copying by IPLLC, or their designated representatives, and supply IPLLC with the details and supporting data necessary to verify the reports and payments required by this Agreement. Patent Owner and such Affiliates shall maintain such books and records related to this Agreement for at least five (5) years after the end of the calendar year to which they pertain. In the event any such inspection shows an underpayment of Net Proceeds Percentage payments by Patent Owner or one of its Affiliates for any calendar-quarter period, Patent Owner shall promptly pay to IPLLC any such amounts plus a Late Payment Charge, as defined in the Restructure Agreement. Furthermore, if such underpayment is more than the greater of (A) 5% of the total amount of Net Proceeds Percentage payments due for the period audited or (B) $10,000, or if the audit shows that any under-reporting was willful, Patent Owner or such Affiliates shall reimburse IPLLC for the cost of the inspection within thirty (30) days after any such finding of underpayment.

3.6 Matter Monitoring. During any active prosecution of the Claims or other Monetization, each Patent Owner shall keep IPLLC reasonably informed of the progress of the prosecution of the Claims, including prompt notice of events giving rise to Gross Monetization Proceeds, and simultaneously provide to IPLLC all information and documentation provided to any Litigation Funder related to the prosecution of the applicable Claims. In no event shall Patent Owner be obligated to disclose any privileged information related to the prosecution of the Claims at any time or for any purpose and the Company shall not be required to provide notice or copies of documents filed on EDGAR, with the PTO, available on PACER or otherwise available to the public. All information provided by Patent Owner shall be in consultation with its counsel, and all such information shall be true and accurate in all material respects as of the date provided.

3.7 Information; Disclosure. The information access and disclosure obligations pursuant to Sections 3.5 and 3.6 shall terminate upon full satisfaction of the Total Monetization Proceeds Obligation. For the avoidance of doubt, nothing in this Agreement shall be construed to require the Company to publicly disclose material non-public information not required to be publicly disclosed pursuant to the Restructure Agreement or another Restructure Document.

3.8 Security. Each Patent Owner’s obligation to pay the Net Proceeds Percentage to IPLLC shall be secured under the terms of the Patent Proceeds Security Agreement, and if requested by the Patent Owner, IPLLC agrees to execute a subordination agreement with respect to the security interest created thereby with any Senior Lien holder, in form reasonably acceptable to IPLLC and the Senior Lien holder.

4. REPRESENTATIONS AND WARRANTIES

4.1. Patent Owners’ Representations and Warranties. Each Patent Owner makes the representations, warranties, and Covenants set out in this Section as of the date of this Agreement, the Closing Date and for the duration of this Agreement, except as may be disclosed in writing to IPLLC for events that arise subsequent to the date of this Agreement:

(a) Patent Owner is a corporation duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation;

(b) Patent Owner has all requisite power and authority to enter into, execute, and deliver this Agreement and to perform fully its obligations hereunder;

(c) The Patents are exclusively owned by QPRC or the Patent Owners and no third party has the right to grant any licenses in and to any of the Patents;

(d) To Patent Owner’s knowledge, there are no inventorship challenges, opposition, reexamination, or nullity proceedings or interferences declared, commenced or provoked, or to the knowledge the Patent Owner, threatened, with respect to any Patents. The Patent Owner has no knowledge of any information that would preclude Patent Owner from having clear title to the Patents or affecting their patentability, validity, or enforceability.

5. ADDITIONAL COVENANTS AND TAXES

5.1. Covenants. During the Term (as defined below) of this Agreement, QPRC and each Patent Owner shall (unless it has obtained prior written consent from IPLLC to the contrary), at its sole cost and expense:

(a) not, except as permitted under the other Restructure Documents, grant or create or allow any other Person other than IPLLC and the holders of the Senior Liens to hold any Security or Adverse Claim over the Patents, the Claims, or the Gross Monetization Proceeds, or any rights thereto.

(b) not transfer, sell, assign, or otherwise dispose of any of the Patents, except as permitted under the Purchase Agreement and Investment Documents.

5.2. Taxes.  All Taxes shall be the financial responsibility of the Party obligated to pay such Taxes as determined by applicable law and neither Party is or shall be liable at any time for any of the other Party’s Taxes incurred in connection with or related to amounts paid under this Agreement. Except for unavoidable foreign taxes for which the Patent Owner is legally liable, provided that the Patent Owner uses commercially reasonable efforts to minimize any such taxes, no Tax shall be withheld on any Gross Monetization Proceeds or other amounts payable to IPLLC hereunder unless required by law. If , other than unavoidable foreign taxes, any applicable law requires the deduction or withholding of any tax from any such payment to IPLLC, then the Patent Owner shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law and the sum payable to IPLLC shall be increased as necessary so that, after such deduction or withholding has been made, IPLLC receives an amount equal to the sum it would have received had no such deduction or withholding been made. Each Party shall indemnify, defend and hold the other Party harmless from and against any Taxes owed by or assessed against the other Party that are the obligations of such Party and from any claims, causes of action, costs, expenses, reasonable attorneys’ fees, penalties, assessments and any other liabilities of any nature whatsoever related to such Taxes.

6. GOVERNING LAW; WAIVER OF SPECIFIC DEFENSES; DISPUTES

6.1. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule, and shall be construed and enforced in accordance with the law.

6.2. Specific Waivers. To the greatest extent permissible by law, each Patent Owner irrevocably waives and forever and unconditionally releases, discharges and quitclaims any claims, counterclaims, defenses, causes of action, remedies, or rights it or its successors in interest has or may in the future have arising from any doctrine, rule, or principle of law or equity that this Agreement, or the relationships or transactions contemplated by this Agreement (i) are against the public policy of any jurisdiction with which Patent Owner has a connection, or (ii) are unconscionable, or (iii) constitute champerty, maintenance, barratry, or any impermissible transfers, assignments or splitting of property, fees or causes of action.

6.3. Arbitrable Claims. All actions, disputes, claims and controversies under common law, statutory law, rules of professional ethics, or in equity of any type or nature whatsoever, whether arising before or after the date of this Agreement, and directly relating to: (a) this Agreement or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between IPLLC and QPRC or a Patent Owner related to the subject matter hereof to the extent set forth in Section 8.2; (c) any act or omission committed by IPLLC or its Representatives with respect to this Agreement, or by any member, employee, agent, or lawyer of IPLLC with respect to this Agreement, whether or not arising within the scope and course of employment or other contractual representation of IPLLC (provided that such act arises under a relationship, transaction or dealing between IPLLC and QPRC or a Patent Owner); or (d) any act or omission committed by QPRC or a Patent Owner with respect to this Agreement, or by any employee, agent, partner or lawyer of QPRC or a Patent Owner with respect to this Agreement whether or not arising within the scope and course of employment or other contractual representation of QPRC or a Patent Owner (provided that such act arises under a relationship, transaction or dealing between IPLLC and QPRC or a Patent Owner) (collectively, the “Disputes”), will be subject to and resolved by binding arbitration under this Section 6.3 and Section 6.4 below, provided however, that nothing in this Section 6 shall limit the rights, if any, of IPLLC to commence or maintain judicial proceedings pursuant to the Restructure Agreement and other Restructure Documents. The Parties agree that the arbitrators have exclusive jurisdiction, to the exclusion of any court (except as specifically provided with regard to prejudgment, provisional, or enforcement proceedings in Section 6.5), to decide all Disputes.

6.4. Administrative Body; Situs. Any Dispute arising out of or relating to this Agreement, including the breach, termination, enforcement, interpretation or validity thereof, or the determination of the scope or applicability of this Agreement to arbitrate, shall be determined by arbitration in Austin, Texas, before a panel of three arbitrators. The arbitration shall be administered using the arbitration rules of the American Arbitration Association (“AAA”) current at the time the Dispute is brought, which rules are deemed to be incorporated herein by reference. Each Party shall, upon written request, promptly provide the other Party with copies of all information on which the producing party may rely in support of or in opposition to any claim or defense and a report of any expert whom the producing Party may call as a witness in the arbitration hearing. Moreover, in the event of a Dispute, Patent Owner waives any objection to the production of privileged information relating to the underlying litigation and the Claims, with any material non-public information to be delivered pursuant to a non-disclosure agreement.

6.5. Prejudgment and Provisional Remedies. Either Party may commence judicial proceedings under this Agreement only for the purpose(s) of: (i) enforcement of the arbitration provisions; (ii) obtaining appointment of arbitrator(s); (iii) preserving the status quo of the Parties pending arbitration as contemplated herein; (iv) preventing the disbursement by any Person of disputed funds; (v) preserving and protecting the rights of either Party pending the outcome of the arbitration, or (vi) seeking injunctive relief for breach of the confidentiality provisions contained in Section 7. Any such action or remedy will not waive a Party’s right to compel arbitration of any Dispute, and any Party may also file court proceedings to have judgment entered on the arbitration award. In any action for prejudgment or provisional relief, any court in which such relief is sought shall determine the availability of such relief without regard to any defenses that may be asserted by the other Party, and any such defenses shall be referred to the exclusive jurisdiction of the arbitrators under Section 6.3. The Parties further agree that a court shall not defer or delay granting prejudgment or provisional relief while any such arbitration takes place. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.6. Attorneys’ Fees. If any of QPRC, any Patent Owner or IPLLC brings any other action for judicial relief with respect to any Dispute (other than those precisely described in Section 6.5), the Party bringing such action will be liable for and immediately pay all of the other Party’s costs and expenses (including attorneys’ fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If any of QPRC, any Patent Owner or IPLLC brings or appeals an action to vacate or modify an arbitration award and such Party does not prevail, such Party will pay all costs and expenses, including attorneys’ fees, incurred by the other Party in defending such action.

6.7. Enforcement. Any award rendered under this Section shall not be subject to appeal and shall be enforceable in any and all jurisdictions, including the State of Texas and the State of New York.

6.8. Confidentiality of Awards. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be confirmed as a judgment or order in any state or federal or other national court of competent jurisdiction where proceedings are necessary or appropriate to enforce any award or order. This Agreement concerns transactions involving commerce among several state and foreign countries.

6.9. Indemnification. QPRC and each Patent Owner agrees to indemnify, defend, and hold harmless, IPLLC, its Affiliates and their respective Representatives from and against all claims by third parties relating to, or arising out of, this Agreement including, without limitation, all claims threatened, alleged or asserted by QPRC or Patent Owner’s Attorneys. For the avoidance of any doubt, QPRC and each Patent Owner agrees to advance to IPLLC its Affiliates and their respective Representatives all defense costs, including attorneys’ fees and expenses, for any third-party claim relating to, or arising out of, this Agreement or any related Restructure Documents.

7. CONFIDENTIALITY

7.1. Confidential Information. The Parties shall limit the distribution and disclosure of Confidential Information to their Representatives who have a “need to know” to such information. The Party disclosing the Confidential Information to its Representatives shall ensure that such Representatives adhere to, and comply with, all terms and obligations of confidentiality, use and protection of the Confidential Information as accepted by the Parties under this Agreement.

7.2. Limitations on Disclosure of Confidential Information. The Parties and their Representatives shall not disclose Confidential Information, or the fact that the Parties entered into this Agreement, unless: (i) the Parties agree in writing that such disclosure is acceptable, (ii) such disclosure is required in connection with the enforcement or protection of a Party’s rights with respect to this Agreement, or (iii) such disclosure is required by law or regulation, governmental or regulatory authority, court order or judicial process; provided, that each Party agrees to give the other Party (to the extent not prohibited by applicable law, regulation, governmental or regulatory authority, court order or judicial process) written notice of any required disclosure and cooperate in obtaining a protective order or similar protection to preserve the confidential nature of the Confidential Information.

7.3. Public Disclosure. Neither IPLLC nor QPRC or any Patent Owner shall issue any press release or make any public statement with respect to the existence of this Agreement or the transaction contemplated hereby, except as may be required by applicable law, regulation, governmental, or regulatory authority, judicial process, or court order (in which case the party seeking to issue such press release or make such public statement will, to the extent not prohibited by applicable law, regulation, governmental or regulatory authority, court order, or judicial process, consult the other and obtain the other’s approval, which shall not be unreasonably withheld, before issuing any such press release or otherwise making any such public statement). QPRC and each Patent Owner shall keep this Agreement confidential and not disclose it, or any part of it, or any drafts of it, to third parties, except as may be required by applicable law, regulation, governmental or regulatory authority, judicial process, or court order.

8. MISCELLANEOUS

8.1. Privileged Information. IPLLC will not request from QPRC or any Patent Owner, and they are not required to provide to IPLLC, documents or information protected by the attorney-client privilege. QPRC and each Patent Owner understands and acknowledges that in the event its Representatives provide privileged information to IPLLC, such disclosure may be deemed waiver of the applicable privilege. In the event that QPRC or any Patent Owner inadvertently provides privileged information to IPLLC, IPLLC will return such information to QPRC or such Patent Owner without reviewing the information.

8.2. Entire Agreement and Amendments. This Agreement and the Restructure Documents constitute the entire agreement between the Parties with respect to the matters covered herein and supersede all prior agreements, promises, representations, warranties, statements, and understandings with respect to the subject matter hereof as between QPRC, the Patent Owners and IPLLC. This Agreement may not be amended, altered, or modified except by an amendment or supplement to this Agreement executed by all Parties hereto and consented to by QFL.

8.3. Partial Invalidity; Severability. If, at any time, any provision of this Agreement or of the other Restructure Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provisions under the law of any other jurisdiction shall in any way be affected or impaired.

8.4. Remedies and Waivers. No failure to exercise, nor any delay in exercising, on the part of IPLLC, QPRC or any Patent Owner, of any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law. No provision of this Agreement may be waived except in writing signed by the party granting such waiver.

8.5. Assignment. This Agreement shall inure to the benefit of, and be binding upon the respective successors and assigns of the Parties. Neither QPRC nor any Patent Owner shall assign or delegate its rights or obligations under this Agreement without the prior written consent of IPLLC, which shall not be unreasonably withheld.

8.6. Notices. All notices, reports and other communications required or permitted under this Agreement shall be as provided in the Restructure Agreement.

8.7. Term, Termination and Survival. This Agreement shall terminate at the earlier of (i) with respect to each Patent Owner, six years after the last to expire of the Patents owned by that Patent Owner or (ii) mutual written agreement of the Parties (the period from the Restructure Date to the date of such termination, the “Term”). The provisions of Sections 1, 2 (with respect to applicable defined terms), Section 3.2 through Error! Reference source not found., 6, 7, and 8 shall survive the termination of this Agreement.

8.8. Costs and Expenses. The Parties shall be solely responsible for and bear the costs and expenses, including attorneys’ fees, expenses of accountants, brokers, financial advisors, and other representatives and advisors, each incurs at any time in connection with pursuing, or consummating the transaction contemplated by, this Agreement.

8.9. No Presumption against Drafter. This Agreement has been negotiated by the Parties and their respective counsel and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against a Party.

8.10. Counterparts. This Agreement may be executed in counterparts which, when read together, shall constitute a single instrument, and this has the same effect as if the signatures on the counterparts were on a single copy hereof. A composite copy of this Agreement may be compiled comprising a single copy of the text of this Agreement and one or more copies of the signature pages containing collectively the signatures of all Parties. A facsimile or an electronic mail signature shall be considered due execution and shall be binding upon the signatories hereto with the same force and effect as if the signature were an original, not a facsimile signature.

8.11. Third-Party Beneficiaries. Except as otherwise set forth in Section 6.9, this Agreement is for the sole benefit of the parties hereto, their respective successors and permitted assigns and QFL and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, it being acknowledged and agreed, for the avoidance of doubt, that Patent Owner’s Attorneys are not third-party beneficiaries of this Agreement and QFL is an intended third party beneficiary of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties execute this Agreement effective as of the date first set forth above.

QUEST PATENT RESEARCH CORPORATION

By:	/s/ Jon C. Scahill
Name:	Jon C. Scahill
Title:	Chief Executive Officer

QUEST LICENSING CORPORATION

By:	/s/ Jon C. Scahill
Name:	Jon C. Scahill
Title:	Chief Executive Officer

QUEST NETTECH CORPORATION

By:	/s/ Jon C. Scahill
Name:	Jon C. Scahill
Title:	Chief Executive Officer

MARINER IC INC.

By:	/s/ Jon C. Scahill
Name:	Jon C. Scahill
Title:	Chief Executive Officer

SEMCON IP INC.

By:	/s/ Jon C. Scahill
Name:	Jon C. Scahill
Title:	Chief Executive Officer

IC KINETICS INC.

By:	/s/ Jon C. Scahill
Name:	Jon C. Scahill
Title:	Chief Executive Officer

INTELLIGENT PARTNERS, LLC

By:	/s/ Andrew C. Fitton
Name:	Andrew C. Fitton
Title:	Manager

[Signature Page to Amended and Restated MPA-CP]

SCHEDULE A-1

Segment	Type	Number
Power Management	US Patent	7,100,061

Power Management	US Patent	7,596,708

Power Management	US Patent	8,566,627

Power Management	US Patent	8,806,247

Power Management	US Patent	7,100,061C1

Power Management	PCT	PCT/US2001/001684

Anchor	US Patent	5,650,666

Anchor	US Patent	5,846,874

Bus Controller	US Patent	5,978,876

Diode on Chip	US Patent	7,118,273

Diode on Chip	US Patent	7,108,420

Diode on Chip	US Patent	9,222,843

Diode on Chip	US Patent Application	16/011324

SCHEDULE A-2

Segment	Type	Number
Financial Data	US Patent	RE38,137

Mobile Data	US Patent	7,194,468

Mobile Data	US Patent	9,288,605

Mobile Data	US Patent	9,913,068

Mobile Data	US Patent Application	15/877,820